                                                            Exhibit 11

                    WINDSOR REAL ESTATE INVESTMENT TRUST 8
                    --------------------------------------
                  COMPUTATION OF NET LOSS PER COMMON SHARE (1)
                  ----------------------------------------

                                              For the Three Months Ended March 31
                                             ------------------------------------
                                                    1997               1996
                                                 ---------          ---------

Net Loss                                         $  (6,000)         $ (11,700)
 Less:
  Dividends Paid - Preferred                       (36,800)           (36,800)
                 - Common                          (33,800)           (33,800)
                                                 ---------          ---------

Overdistributed Earnings                         $ (76,600)         $ (82,300)
                                                 =========          =========

Allocation of Overdistributed Earnings (2)
------------------------------------------
  Preferred                                      $ (39,900)         $ (42,900)
  Common                                           (36,700)           (39,400)
                                                 ---------          ---------

                                                 $ (76,600)         $ (82,300)
                                                 =========          =========
Earnings Per Common Share
-------------------------
  Dividends Paid                                 $  33,800          $  33,800
  Allocation of Overdistributed Earnings           (36,700)           (39,400)
                                                 ---------          ---------

Net Loss Attributable to Common Shares           $  (2,900)         $  (5,600)
                                                 =========          =========


Weighted Average Common Shares Outstanding          90,169             90,169
                                                 =========          =========


Net Loss Per Common Share                        $   (0.03)         $   (0.06)
                                                 =========          =========

Note
----

(1) Net loss per common share is computed using the two class method.
(2) Overdistributed earnings are allocated evenly, on a per share basis, between common and preferred shares.